UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2016

POAGE BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Offices)	(Zip Code)

Registrant's telephone number, including area code:     (606) 324-7196

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Change in Control Agreement.  On January 19, 2016, Town Square Bank (the “Bank”), the wholly owned subsidiary of Poage Bankshares, Inc. (the “Company”), entered into a change in control agreement (the “Agreement”) with Miles R. Armentrout (the “Executive”) and three other officers.  Each agreement is substantially similar.  The Agreement has a fixed term of one year and may be extended at the discretion of the Board of Directors of the Bank.  However, in the event the Company enters into a definitive agreement (“Definitive Agreement”) to engage in a transaction that would be considered a change in control (as defined in the Agreement), or a change in control otherwise occurs, the Agreement will automatically renew for a period of one year following the effective time of the change in control, except in the event the Definitive Agreement is terminated or the change in control does not occur, the term of the Agreement will not renew.

In the event Executive’s employment is terminated subsequent to a change in control during the term of the Agreement either by the Bank for a reason other than cause (as defined in the Agreement) or by Executive for good reason (as defined in the Agreement), then the Bank will pay the Executive an amount equal to one time’s the Executive’s annual base salary at the time of the change in control in a lump sum.   In addition to the cash severance payment, Executive would be entitled to the continuation of non-taxable medical and dental coverage for twelve months following Executive’s termination of employment.  In the event payments made to Executive constitute an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code, the payments will be reduced to avoid this result.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits;

Exhibit No.                      Description.

Exhibit 10.1  One-Year Change in Control Agreement between Town Square Bank and Miles R. Armentrout, dated January 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
Date: January 22, 2016	By:	/s/ James King
Name: James King
Title: Executive Vice President and Chief Information Officer